UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2017

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2017, former Senator John C. "Jack" Danforth retired from the Board of Directors (the "Board") of Cerner Corporation ("Cerner") at the end of his then current term. Immediately thereafter, the Board decreased the size of the Board to nine members, eliminating any vacancy created by Mr. Danforth’s retirement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Shareholders (the "2017 Annual Meeting") of Cerner held on May 24, 2017, Cerner's shareholders considered and voted on four proposals, each of which is described in detail in the 2017 Proxy Statement. The following is a brief description of the matters that were voted on at the 2017 Annual Meeting and the results of such voting:

Proposal No. 1 - The election of three Class I Directors: Julie L. Gerberding, M.D., Neal L. Patterson and William D. Zollars, each to serve for a three-year term.

Final Results: Julie L. Gerberding, M.D., Neal L. Patterson and William D. Zollars were each elected as Class I Directors.

	For	Against	Abstentions	Broker Non-votes

Julie L. Gerberding, M.D.	269,046,828	1,445,190	349,568	29,974,788
Neal L. Patterson	255,536,334	14,639,039	666,213	29,974,788
William D. Zollars	266,027,597	4,451,747	362,242	29,974,788

Proposal No. 2 - The ratification of the appointment of KPMG LLP as Cerner's independent registered public accounting firm for 2017.
Final Results: The shareholders ratified the appointment of KPMG LLP as Cerner's independent registered public accounting firm for 2017.

For	Against	Abstentions

291,203,103	8,932,339	680,932

There were no broker non-votes with respect to this proposal.

Proposal No. 3 - An advisory vote to approve the compensation of Cerner's Named Executive Officers.
Final Results: The shareholders approved, on an advisory basis, the compensation of Cerner's Named Executive Officers.

For	Against	Abstentions	Broker Non-votes

260,076,909	10,171,969	592,708	29,974,788

Proposal No. 4 - An advisory vote on the frequency of future advisory votes on the approval of the compensation of Cerner’s Named Executive Officers.
Final Results: The shareholders approved, on an advisory basis, an annual frequency for future advisory votes on the compensation of our Named Executive Officers.

1 Year	2 Years	3 Years	Abstentions

253,264,591	745,656	16,393,436	437,903

Cerner will continue to submit to the shareholders an advisory vote to approve the compensation of Cerner's Named Executive Officers on an annual basis.

Item 8.01 Other Events.

On May 25, 2017, Cerner announced that its Board of Directors authorized the repurchase of shares of Cerner's common stock in the open market or in privately-negotiated purchases, or both, at an aggregate purchase price of up to $500 million. The timing and amount of any share repurchases will be determined by Cerner's management based on market conditions and other factors. No time limit was set for completion of the program. There is approximately $100 million remaining under the previous stock repurchase program approved by Cerner's Board of Directors in November 2016. A press release announcing the repurchase program was issued and is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Cerner Corporation dated May 25, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: May 25, 2017	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Cerner Corporation dated May 25, 2017